UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2020
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Darren Grasby to Executive Vice President and Chief Sales Officer

On December 31, 2020, the Compensation and Leadership Resources Committee (the “Committee”) of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved the promotion of Mr. Darren Grasby, currently Senior Vice President and Chief Sales Officer of the Company, to the position of Executive Vice President and Chief Sales Officer, effective January 4, 2021. Mr. Grasby will continue to be responsible for leading the Company’s global sales organization for all Company product lines, including computing, graphics, datacenter and embedded products.

In connection with Mr. Grasby’s promotion, the Committee increased his annual base salary from £410,000 to £450,000 (or $561,700 to $616,500 using an exchange rate of 1.3670 U.S. dollars per British pound (as reported by Bloomberg Financial as of December 31, 2020)), and increased his target annual bonus opportunity under the Company's Executive Incentive Plan (“EIP”) from 100% of annual base salary to 125% of annual base salary, each effective January 4, 2021.

Promotion of Devinder Kumar to Executive Vice President, Chief Financial Officer and Treasurer

On December 31, 2020, the Committee approved the promotion of Mr. Devinder Kumar, currently Senior Vice President, Chief Financial Officer and Treasurer, to the position of Executive Vice President, Chief Financial Officer and Treasurer, effective January 4, 2021. Mr. Kumar will continue to be responsible for the Company’s global finance organization as well as global corporate services and facilities.

In connection with Mr. Kumar’s promotion, the Committee increased his annual base salary from $580,000 to $625,000 and increased his target annual bonus opportunity under the Company’s EIP from 100% of annual base salary to 125% of annual base salary, each effective January 4, 2021.

Other Named Executive Officer Compensation Changes

On December 31, 2020, the Committee approved (a) an increase to the annual base salary of Mark D. Papermaster, Chief Technology Officer and Executive Vice President, Technology and Engineering, from $625,000 to $675,000, and (b) increases to the target annual bonus opportunities under the Company's EIP for each of Mr. Papermaster and Rick Bergman, Executive Vice President, Computing and Graphics Business Group, from 100% of annual base salary to 125% of annual base salary, all effective January 4, 2021.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2021	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Corporate Secretary